UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) May 9, 2003

AMERICAN ACCESS TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Commission File Number 000-24575

Florida	59-3410234
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

6670 SPRINGLAKE RD., KEYSTONE HEIGHTS, FLORIDA	32656
(Address of Principal Executive Offices)	(Zip Code)

(352) 473-6673

(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events and Regulation FD Disclosure.

On May 9, 2002 American Access Technologies, Inc. entered into agreements with Chatsworth Products, Inc., Westlake Village, CA establishing a five year strategic alliance for the manufacture and sales of Zone Cabling and Wireless products developed by American Access. The products will be co-branded with the names of both American Access and Chatsworth Products, Inc.

In connection with the alliance, CPI has agreed to purchase 215,517 shares of American Access Common Stock in a private placement at $1.16 per share.

For further information see the press release filed herewith as Exhibit 99.

Item 7. Financial Statements and Exhibits

Exhibits. Filed herewith as Exhibit 99 is a press release issued on May 9, 2003 announcing the alliance with Chatsworth Products, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

AMERICAN ACCESS TECHNOLOGIES, INC.

By:	/s/ JOSEPH F. MCGUIRE
Joseph F. McGuire Chief Financial Officer, Secretary, and Treasurer

Date: May 13, 2003

EXHIBIT INDEX

Exhibit Number	Description

99	Press Release dated May 9, 2003.